Exhibit 99.1

ASX Announcement

14 January 2022

Investor Call details

Coronado Global Resources Inc (ASX: CRN) will hold an Investor Call on Thursday 20 January 2022, commencing at 9.00am (AEST) | 10.00am (AEDT) to discuss the Q4 quarterly report. The call will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer, and Mr Gerhard Ziems, Group Chief Financial Officer.

Please click on the link below to proceed to the registration page (as shown below). From here you are required to fill in your details to pre-register for the conference call.

https://s1.c-conf.com/diamondpass/10018452-4msl56.html

This announcement was authorised for release by the Disclosure Committee of Coronado Global Resources Inc.

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For further information please contact:

Investors Andrew Mooney P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc. ARBN: 628 199 468	Level 33, Central Plaza One, 345 Queen Street Brisbane QLD 4000 T: +61 7 3031 7777 | F: +61 7 3229 7402 www.coronadoglobal.com